SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

☒    Filed by the Registrant

☐    Filed by a Party other than the Registrant

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AMERICAN LAND LEASE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AMERICAN LAND LEASE, INC.

29399 US 19 Hwy North, Suite 320

Clearwater, Florida 33761

(727) 726-8868

April 14, 2004

To Our Stockholders:

You are cordially invited to the 2004 Annual Meeting of Stockholders of American Land Lease, Inc., a Delaware corporation, to be held at Stanford Place 3, 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, on Thursday, May 27, 2004, at 1:00 p.m., local time.

The formal notice of the annual meeting and a proxy statement describing the matters to be acted upon at the annual meeting are contained in the following pages.

Enclosed is a proxy that enables you to vote your shares on the matters to be considered at the annual meeting even if you are unable to attend the annual meeting. If you wish to vote in accordance with management’s recommendations, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Stockholders also are entitled to vote on any other matter that properly comes before the annual meeting.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE BE SURE YOU ARE REPRESENTED AT THE ANNUAL MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE. EVEN IF YOU PLAN TO ATTEND IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

Sincerely,

Terry Considine

Chairman of the Board and

Chief Executive Officer

AMERICAN LAND LEASE, INC.

29399 US 19 Hwy North, Suite 320

Clearwater, Florida 33761

(727) 726-8868

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The 2004 Annual Meeting of Stockholders of American Land Lease, Inc., a Delaware corporation (the “Company”), will be held at Stanford Place 3, 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, on Thursday, May 27, 2004 at 1:00 p.m., local time to consider and act upon the following matters:

1. to elect Terry Considine and Bruce D. Benson as Class II Directors, to serve until the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected and shall have qualified;

2. to ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2004;

3. to authorize the granting of high performance stock awards pursuant to the 1998 Stock Incentive Plan; and

4. to transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

A proxy statement describing these matters is attached to this notice. Only stockholders of record at the close of business on April 7, 2004, the record date for the annual meeting, will be entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof.

The Board of Directors of the Company desires to have maximum representation at the annual meeting and requests that you mark, date, sign and timely return the enclosed proxy to the exchange agent, Wells Fargo Shareowner Services, at the address listed on the enclosed proxy in the postage-paid envelope provided whether or not you expect to attend the annual meeting in person. Since you may revoke a proxy at any time, you may vote in person at the annual meeting even if you have returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

Shannon E. Smith

Secretary and Chief Financial Officer

April 14, 2004

AMERICAN LAND LEASE, INC.

29399 US 19 Hwy North, Suite 320

Clearwater, Florida 33761

(727) 726-8868

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2004

To Our Stockholders:

This proxy statement is furnished to the holders of the common stock of American Land Lease, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors”) of proxies for use at the 2004 Annual Meeting of Stockholders of the Company, to be held at Stanford Place 3, 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 on Thursday, May 27, 2004 at 1:00 p.m., local time, and at any adjournments or postponements thereof. The annual meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy materials, including this proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders, are first being mailed to stockholders beginning on or about April 14, 2004. At the annual meeting, the holders of the Company’s common stock will be asked to consider and vote upon the following proposals: (1) to elect Terry Considine and Bruce D. Benson as Class II Directors, to serve until the 2007 Annual Meeting of Stockholders and until their respective successors are elected and qualified, (2) to ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ended December 31, 2004 and (3) to authorize the granting of high performance stock (or “HPS”) awards pursuant to the 1998 Stock Incentive Plan (the “1998 Plan”).

GENERAL INFORMATION

In this proxy statement, the words “the Company,” “we,” “our” and “us” refer to American Land Lease, Inc., a Delaware corporation and, as the context requires, its subsidiary entities.

Solicitation

The enclosed proxy is being solicited by the Company. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and facsimile transmission by our directors and officers. No additional compensation will be paid to our directors and officers for the solicitation of proxies. All costs of the solicitation will be paid solely by the Company. We will reimburse banks, brokers and others holding shares in their names or the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such shares.

Voting Rights and Votes Required

Holders of record of shares of the Company’s common stock at the close of business on April 7, 2004, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting. On the record date, approximately 7,201,417 shares of the Company’s common stock were outstanding. The presence, in person or by proxy, of holders of a majority of the shares of the Company’s common stock entitled to vote at the annual meeting constitutes a quorum for the transaction of business at the annual meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the annual meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Each share of the Company’s common stock outstanding on the record date is entitled to one vote on each matter presented at the annual meeting. The affirmative vote of a plurality of all of the votes cast at the annual meeting for the election of directors (assuming a quorum is present) is necessary for the election of a director. For purposes of the election of directors, abstentions or “broker non-votes” will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

Voting of Proxies

Shares of the Company’s common stock represented by all properly executed proxies received prior to the vote at the annual meeting will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of the Company’s common stock represented by such proxy will be voted “FOR” the election of Mr. Considine and Mr. Benson as directors of the Company, “FOR” the selection of Ernst & Young LLP as the Company’s independent auditors and “FOR” the authorization to grant HPS awards pursuant to the 1998 Plan. We currently know of no other business to be brought before the annual meeting other than as described herein. If any other matters are presented properly to the stockholders for action at the annual meeting and any adjournments or postponements thereof, the proxy holders named in the enclosed proxy intend to vote in their discretion on all matters on which the shares of the Company’s common stock represented by such proxy are entitled to vote.

Revocability of Proxy

You can change your vote at any time before the vote is taken at the annual meeting. You can do this in one of three ways. First, you can send a written notice dated later than your proxy card stating that you would like to revoke your current proxy. Second, you can complete and submit a new proxy card dated later than your original proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Secretary of the Company. The Secretary of the Company must receive the notice or new proxy card before the vote is taken at the annual meeting. Third, you can attend the annual meeting and vote in person. Simply attending the annual meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

Stockholder Communications to the Board of Directors; Annual Report

Our 2003 Annual Report to Stockholders (the “Annual Report”), including a copy of our 2003 Annual Report on Form 10-K (the “2003 Form 10-K”) as filed with the Securities and Exchange Commission (the “SEC”), was mailed to stockholders in April 2004. The Annual Report contains financial and other information about the activities of the Company, including consolidated financial statements for the year ended December 31, 2003. Neither the Company’s 2003 Form 10-K nor the Annual Report is incorporated into this proxy statement or is to be considered part of the proxy materials.

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors, any committee thereof or any chair of any such committee) by mail or electronically. To communicate via mail with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 29399 US Highway 19 North, Suite 320, Clearwater, Florida 33761. To communicate with any of the Company’s directors electronically, stockholders may do so on the corporate website at www.americanlandlease.com. Under the headings, “Corporate Governance/Communicate with Directors,” an on-line form is available which may be used for writing an electronic message to the Board of Directors, any individual directors, or any group or committee of directors. Instructions are provided on our website as well which describe how to send such a message.

All communications received as set forth in the preceding paragraph will be opened by the office of the Company’s Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, the Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Upon written request addressed to the Secretary of the Company, copies of the Annual Report will be furnished, without exhibits, without charge to any person whose proxy is being solicited in connection with this proxy statement. Requests and inquiries should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

PROPOSAL 1: ELECTION OF DIRECTORS

Our current charter and bylaws provide for three classes of directors with staggered terms of office. Nominees for each class serve for terms of three years and until the election and qualification of their successors or until their earlier resignation, death, disqualification or removal from office. Vacancies on the Board of Directors may be filled by a majority of the Board of Directors. The Company’s bylaws state that a majority of the Board of Directors shall be “Independent Directors,” therefore; any vacancy among the independent directors must be filled by a replacement nominated by the remaining independent directors. Each director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of the stockholders, at which time the stockholders shall elect a director to serve the remaining term of the class into which such director is elected.

The Board of Directors currently consists of five members, including one Class I Director, whose term expires at the 2006 Annual Meeting of Stockholders, two Class II Directors whose terms expire at the 2004 Annual Meeting of Stockholders and two Class III Directors whose terms expire at the 2005 Annual Meeting of Stockholders.

The Company’s bylaws require the number of independent directors to be not less than four if the number of directors is eight or greater; not less than three if the number of directors is six or seven; and not less than two if the number of directors is less than six. Our independent directors are Bruce D. Benson, Thomas L. Rhodes and Todd W. Sheets.

At the annual meeting, two Class II Directors will be elected to a term expiring at the 2007 Annual Meeting of Stockholders. Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ nominees, Terry Considine and Bruce D. Benson, as Class II Directors of the Company. Neither management nor the Board of Directors knows of any reason why Messrs. Considine and Benson would be unavailable to serve as a director. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a nominee proposed by the Board of Directors if Messrs. Considine or Benson becomes unavailable for election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

MESSRS. CONSIDINE AND BENSON AS DIRECTORS OF THE COMPANY.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The firm of Ernst & Young LLP, the Company’s independent auditors for the year ended December 31, 2003, was selected by the Audit Committee of the Board of Directors, and approved by the Board of Directors, to act in the same capacity for the fiscal year ending December 31, 2004, subject to ratification by the Company’s stockholders. The aggregate fees billed for services rendered by Ernst & Young LLP during the years ended December 31, 2003 and 2002 are described below under the caption “Company’s Relationship with Independent Auditors.”

Representatives of Ernst & Young LLP will be present at the annual meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

The affirmative vote of a majority of the votes cast regarding the proposal is required to ratify the selection of Ernst & Young LLP. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies that have been properly submitted will be voted “FOR” the proposal to ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2004.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

PROPOSAL 3: AUTHORIZATION TO GRANT HPS AWARDS PURSUANT TO THE 1998 PLAN

The 1998 Plan was approved by the Board of Directors on April 21, 1998 and by stockholders on June 30, 1998. Section 7 of the 1998 Plan provides for awards of performance shares, which are shares of restricted stock of the Company that vest (i.e. that are released from forfeiture transfer restrictions) based upon attainment of specified performance objectives. The 1998 Plan grants the Compensation Committee the authority to determine the terms and conditions of awards of performance shares.

Pursuant to its authority under the 1998 Plan, the Compensation Committee has adopted a program that provides for annual grants of high performance stock awards in each of fiscal years 2003-2005 to management as follows:

	Year beginning	Aggregate Shares	Final Valuation Date
Class I	January 1, 2003	50,000	December 31, 2005
Class II	January 1, 2004	65,000	December 31, 2006
Class III	January 1, 2005	80,000	December 31, 2007

The Compensation Committee may grant additional HPS awards to members of management, including, but not limited to, Messrs. Considine, Blatz and Smith. If stockholders approve the authorization to grant HPS awards under the 1998 Plan, the Compensation Committee will explicitly be authorized to grant future HPS awards to members of management without additional stockholder approval.

The HPS shares vest based upon the extent, if any, that the total return realized by stockholders exceeds the ten-year average total return of the Equity REIT Index, as reported by the National Association of Real Estate Investment Trusts (“NAREIT”). The total return for the Company is measured over a three-year period that ends on the final valuation date. To the extent that shares are not vested as of the final valuation date, such shares are forfeited and returned to the Company. Vesting is achieved ratably on the final valuation date to the extent that excess value has been realized. In order for the executives’ HPS shares to fully vest for a given final valuation date, the actual total return to stockholders for the three-year period is required to exceed the Equity REIT Index total return by 5%. The Equity REIT Index total return was 10.53% for the period ending December 31, 2002; as such, in order for the Class I awards to fully vest, the actual total return over the three years is required to be 15.53%. If the actual total return for the three-year period is between 10.53% and 15.53%, then a ratable portion of the shares would vest on a given final valuation date (for example, one-half of the shares would vest if the actual total return is 13.03%). If the actual total return does not exceed 10.53%, all of the HPS shares, but none of the dividends, would be forfeited and returned to the Company. For the Class II awards, the Equity REIT Index total return was 12.05% for the period ended December 31, 2003; as such, in order for the Class II awards to fully vest, the actual total return over the three years is required to be 17.05%. Once the HPS shares are vested, they are further restricted and cannot be traded for a two-year period, with the expectation that a specific amount of shares can be sold in order to pay the necessary income taxes at the time that the shares vest. Dividends are paid on the HPS shares in the same amounts and at the same time as dividends are paid on outstanding Company stock.

On May 6, 2003, the Board of Directors approved the grant of, and the Compensation Committee granted, an aggregate of 50,000 shares of HPS. On February 4, 2004, the Board of Directors approved the grant of, and the Compensation Committee granted, an aggregate of 65,000 shares of HPS. As of the date hereof, none of the shares subject to the 2003 and 2004 awards have vested, but each recipient has been paid dividends on the unvested shares subject to the 2003 and 2004 HPS awards.

In 2005, the Compensation Committee intends to grant the Class III awards to certain members of management based upon the terms described in the previous HPS grants. The vesting of the awards will be based upon the Equity REIT Index total return for the period ending December 31, 2004.

The purpose of the program is to promote the success of the Company by granting to executives additional compensation in the form of performance-based restricted stock, thereby increasing their proprietary interest in the Company, encouraging them to remain in the employ of the Company and increasing their personal interest in the continued success and progress of the Company. The program aligns the executives’ interests with that of stockholders and rewards outstanding performance by such executives. In the event that the actual total return to stockholders for the three-year period exceeds the Equity REIT Index total return by more than the 5% required for vesting of the awards, the number of shares executives will receive is fixed in an amount equal to the number of HPS shares awarded.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AUTHORIZATION TO GRANT HPS AWARDS PURSUANT TO THE 1998 PLAN.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Certain information with respect to our nominees for election as director, our continuing directors and our executive officers, as of April 8, 2004, appears below and was furnished in part by each such person.

Each of our executive officers serves for a term of one year and until his or her successor is elected and qualified or until his or her earlier resignation or removal by the Board of Directors. There are no family relationships among any of our directors and executive officers.

Name	Age	First Elected	Position(s) Held with the Company
Terry Considine	56	September 1996	Chairman of the Board of Directors (Class II) and Chief Executive Officer

Thomas L. Rhodes	64	September 1996	Vice Chairman of the Board of Directors; Independent Director (Class III); Chairman of the Nominating and Corporate Governance Committee and Member of the Audit Committee and the Compensation Committee

Bruce E. Moore	61	February 1998	Director (Class III)

Bruce D. Benson	65	October 1996	Independent Director (Class II); Chairman of the Compensation Committee and Member of the Audit Committee and the Nominating and Corporate Governance Committee

Todd W. Sheets	45	November 2000	Independent Director (Class I); Chairman of the Audit Committee and Member of Compensation Committee and the Nominating and Corporate Governance Committee

Robert G. Blatz	42	February 1999	President and Chief Operating Officer

Shannon E. Smith	38	October 2000	Chief Financial Officer, Treasurer and Secretary

Terry Considine has been Chairman of the Board of Directors and Chief Executive Officer of the Company since April 1998. From September 1996 to April 1998, Mr. Considine served as Co-Chairman of the Board of Directors and Co-Chief Executive Officer of the Company. Mr. Considine also served as Chairman of the Board of Directors and Chief Executive Officer of Commercial Assets, Inc., (“CAX”) until its merger with the Company on August 11, 2000. He is the sole owner of Considine Investment Co. and has since July 1994 been the Chairman of the Board of Directors and Chief Executive Officer of Apartment Investment and Management Company (“AIMCO”), a publicly traded real estate investment trust.

Thomas L. Rhodes has been Vice Chairman of the Board of Directors of the Company since April 1998, is Chairman of the Nominating and Corporate Governance Committee, and serves as a Member of the Audit Committee and the Compensation Committee. From September 1996 to April 1998, Mr. Rhodes served as Co-Chairman of the Board of Directors and Co-Chief Executive Officer of the Company. Mr. Rhodes also served as Vice Chairman of the Board of CAX until its merger with the Company on August 11, 2000. Mr. Rhodes has served as President and Director of National Review magazine since November 30, 1992, where he has also served as director since 1988. From 1976 to 1992, he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General Partner from 1987 until November 27, 1992. Mr. Rhodes serves as a director of AIMCO. He is Chairman of the Board of Directors of The Lynde and Harry Bradley Foundation and served as a director of Delphi Financial Group, Inc. and its subsidiaries until May 2003.

Bruce E. Moore has served as a director of the Company since July. Mr. Moore was appointed President and Chief Operating Officer of the Company in February 1998. Mr. Moore resigned from his position as Chief Operating Officer, Secretary and Treasurer of the Company in November 2000; the latter two positions he had held since October 2000. Mr. Moore resigned from his position of President of the Company in July 2001. He also served as President and Chief Operating Officer of CAX until its merger with the Company on August 11, 2000. Mr. Moore is the founder and Chief Executive Officer of Brandywine Financial Services Corporation (“Brandywine”) and its affiliates, a private real estate firm specializing in various aspects of the real estate industry, including asset management, consulting, development, property management, brokerage and capital formation.

Bruce D. Benson has served as a director of the Company since October 1996 and serves as Chairman of the Compensation Committee and as a member of the Audit Committee and the Nominating and Corporate Governance Committee. For the past 36 years, he has been the owner and President of Benson Mineral Group, a domestic oil and gas production company, and, for the past six years, until recently has served as Chairman, Chief Executive Officer and President of United States Exploration, Inc., an oil and gas exploration company listed on the American Stock Exchange. The stock of United States Exploration, Inc. was sold January 28, 2004 to an unaffiliated company and Mr. Benson resigned as Chairman of the Board, Chief Executive Officer, and President.

Todd W. Sheets has served as a director of the Company since November 2000 and is the Chairman of the Audit Committee and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Sheets is currently a private investor. Previously, he was a Managing Director of Pinehill Capital Partners, Inc., an investment company, and Raymond James and Associates, Inc., a financial services firm, where he was responsible for initiating and overseeing the firm’s practice in the areas of publicly traded real estate companies, its recovering markets real estate private equity program, and was a member of its Investment Policy Committee.

Robert G. Blatz was appointed President of the Company in July 2001. He was appointed Chief Operating Officer and Secretary of the Company in November 2000. He resigned as Secretary of the Company in July 2001. He functioned as the Company’s Executive Vice President from February 1999 to November 2000 (having been appointed to that position in September 1999). From June 1998 until joining the Company, he served as a Senior Associate for Coopers & Lybrand (predecessor to PricewaterhouseCoopers) as a consultant for management and financial systems. From May 1993 to June 1998, he was with the Heritage Foundation, a public policy organization, most recently as its Vice President and Chief Financial Officer.

Shannon E. Smith was appointed Chief Financial Officer of the Company in February 2001. Mr. Smith joined the Company in October 2000 as Chief Accounting Officer and Treasurer. From March 1997 to October 2000, Mr. Smith served as Vice President and Chief Financial Officer of Jemison-Demsey Holding Company, and other entities controlled by Jemison Investment Company, based in Alabama. Jemison-Demsey Holding Company manages interests in the flat-rolled steel service center business and metal building component manufacturing business. He is a Certified Public Accountant.

There are no arrangements or understandings pursuant to which any of our directors or executive officers were selected as directors or officers. Except as described above, none of our directors or executive officers have been involved in any legal proceedings during the past five years that are material to an evaluation of the ability or integrity of such persons.

Board of Directors and Officers

The Board of Directors held four regular meetings in 2003. During 2003, no director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and all committees thereof on which he served. The Company invites the Board of Directors to its annual stockholders meeting, but does not require them to do so. Last year, one director attended the annual stockholder meeting. The Board of Directors currently has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

The Audit Committee of the Board of Directors held nine meetings in 2003. The Audit Committee currently consists of three members: Messrs. Sheets (Chairman), Benson, and Rhodes. The Audit Committee has adopted a written charter, a copy of which is annexed to this proxy statement as Appendix 1. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent auditors and considers the range of audit and non-audit fees. The Board of Directors has determined that each member of the Audit Committee is “independent”, as that term is defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange, Inc. (the “NYSE”). The Board of Directors has also determined that all of the current Audit Committee members are “audit committee financial experts,” as that item is defined in Regulation S-K promulgated by the SEC

The Compensation Committee of the Board of Directors held three meetings in 2003. Messrs. Benson (Chairman), Sheets, and Rhodes are the current members of this committee. The Compensation Committee determines compensation for the chief executive officer of the Company and reviews compensation policy for other executive officers.

The Nominating and Corporate Governance Committee of the Board of Directors held three meetings in 2003. Messrs. Rhodes (Chairman), Sheets, and Benson are the current members of this committee. The Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is “independent”, as that term is defined in the applicable NYSE listing standards. The Nominating and Corporate Governance Committee recommends individuals for election to the board of directors for vote by the stockholders at the annual meeting. A copy of the charter of the Nominating and Corporate Governance Committee is annexed to this proxy statement as Appendix 2 and is available on the Company’s website at www.americanlandlease.com.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to the Secretary of the Company at 29399 US Highway 19 North, Suite 320, Clearwater, Florida 33761 and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.

Policies on Business Ethics and Conduct

The members of the Board of Directors and the Company’s Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer are required to comply with a Code of Business Conduct and Ethics (the “Code”). The Code is intended to focus the Board of Directors, the individual directors and the Company’s executive officers on areas of ethical risk, help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers all areas of professional conduct relating to service on the Board of Directors and as an executive officer of the Company, including conflicts of interest, unfair or unethical use of corporate opportunities, strict maintenance of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

The full texts of both the Standards of Business Ethics and Conduct and of the Code of Business Conduct and Ethics are available on the Company’s website, at www.americanlandlease.com under the “Corporate Governance” caption.

Executive Sessions

Executive sessions or meetings of non-management directors are held regularly (at least four times a year) to review the report of the independent auditor, the criteria upon which the performance of the Chairman of the Board of Directors and Chief Executive Officer and other senior managers is based, the performance of the Chairman of the Board of Directors and Chief Executive Officer against such criteria, the compensation of the Chairman of the Board of Directors and Chief Executive Officer and other senior managers, and any other relevant matters. Meetings are held from time to time with the Chairman of the Board of Directors and Chief Executive Officer for a general discussion of relevant subjects.

Presiding Director

The Chairmen of the Company’s Audit, Compensation and Nominating and Corporate Governance committees of the Board of Directors each preside as the chair at meetings or executive sessions of independent directors at which the principal items to be considered are within the scope of the authority of their respective committee. A lead independent director is designated to preside at executive sessions on a rotating basis among all independent directors. The Company’s experience has indicated that this practice provides leadership at all of the meetings or executive sessions of independent directors. Stockholders of the Company may communicate with the presiding director or with the non-management directors as a group in the manner set forth above under the caption “Stockholder Communications to the Board of Directors; Annual Report.”

Compliance With Section 16(a) of the Exchange Act

Our executive officers and directors, and persons who own more than ten percent of our common stock, are required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to file reports of ownership and changes in ownership of our securities with the SEC and the NYSE. Copies of those reports also must be furnished to us. Based solely upon a review of the copies of reports furnished to us, we believe that for the year ended December 31, 2003, all filing requirements were timely met by our executive officers, directors and beneficial owners of more than ten percent of our common stock.

Executive Compensation

The following tables sets forth, in summary form, the compensation paid by the Company in 2003, 2002, and 2001 to its Chief Executive Officer and two other executive officers whose salary and bonus during 2003 exceeded $100,000 (the “Named Executive Officers”)

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Award ($)		Securities Underlying Stock Options (#)		All Other Compensation ($)
Terry Considine Chairman of the Board of Directors and Chief Executive Officer	2003 2002 2001	— — —	175,000 — —	— — —		158,000 190,000 —	(1) (2)	10,000 12,346 150,000	(1) (2) (3)	— — —
Robert G. Blatz President and Chief Operating Officer	2003 2002 2001	175,000 175,000 150,000	255,000 75,000 20,000	— 1,000 —		220,000 205,000 130,000	(4) (5) (6)	30,000 12,346 —	(4) (5)	1,600 — —	(8)
Shannon E. Smith Chief Financial Officer, Treasurer and Secretary	2003 2002 2001	150,000 150,000 130,000	195,000 50,000 15,000	— — 13,000	(7)	96,000 140,000 50,000	(4) (5) (6)	20,000 12,346 80,000	(4) (5) (6)	2,000 — —	(8)

(1)	Mr. Considine’s compensation in 2003 was awarded on February 5, 2004 and was comprised of 7,974 shares of restricted stock with a value of $158,000 (based upon the closing market price of $19.84 at the date of grant) and options to acquire 10,000 shares of the Company’s common stock at a per share price of $19.84, with an aggregate grant date present value of $17,000. The restricted stock and stock options vest equally in four installments beginning on the first anniversary of the date of grant. Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant.
(2)	Mr. Considine’s 2002 compensation was awarded on February 5, 2003 and was comprised of (a) 13,204 shares of restricted stock with a value of $190,000 (based upon the closing market price of $14.39 at the date of grant) and (b) options to acquire 12,346 shares of the Company’s common stock at a per share exercise price of $14.39 with an aggregate grant date present value of $10,000. Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant.
(3)	Mr. Considine’s 2001 compensation was awarded on February 4, 2002 and was comprised of options to acquire 150,000 shares of the Company’s common stock at a per share exercise price of $13.50, with an aggregate grant date present value of $122,000.
(4)	As a part of 2003 compensation, on February 5, 2004, Messrs. Blatz and Smith were granted restricted stock awards of 11,069 shares and 4,859 shares, respectively, which shares will vest in four equal annual installments beginning on the first anniversary of the date of grant. The value of these awards at the date of grant based upon the closing market price of $19.84 was $220,000 and $96,000, respectively. Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant. In addition and as a part of 2003 compensation, on February 5, 2004, Messrs. Blatz and Smith were granted options to acquire 30,000 shares and 20,000 shares, respectively, of the Company’s common stock at a per share exercise price of $19.84, with an aggregate grant date present value of $50,000 and $34,000, respectively.
(5)

As a part of 2002 compensation, on February 5, 2003, Messrs. Blatz and Smith were granted restricted stock awards of 14,246 shares and 9,729 shares, respectively, which shares will vest in four equal annual installments beginning on the first anniversary of the date of grant. The value of these awards at the date of grant based upon the closing market price of $14.39, was $205,000 and $140,000, respectively. Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant. In addition and as a part of 2002 compensation, on February 5, 2003, Messrs. Blatz and Smith were each granted options to acquire 12,346 shares of the Company common stock at a per share exercise price of $14.39, with an aggregate grant date present value of $10,000. The options vest in four equal annual installments beginning on the first anniversary of the date of grant.

(6)	As a part of 2001 compensation, on February 4, 2002, Messrs. Blatz and Smith were granted restricted stock awards of 9,630 shares and 3,704 shares, respectively, which shares vest in three equal annual installments beginning on the second anniversary of the date of grant. The value of these awards at the date of grant based upon the closing market price, $13.50, was $130,000 and $50,000, respectively. Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant. In addition and as part of 2001 compensation, Mr. Smith was granted options to acquire 80,000 shares of the Company’s common stock at a per share exercise price of $9.88, with an aggregate grant date present value of $66,000. The options vest in four equal annual installments beginning on the first anniversary of date of grant
(7)	Mr. Smith became an employee of the Company in October 2000. Compensation in 2001 included relocation expense and temporary housing reimbursements of $13,000.
(8)	As part of 2003 compensation, in March 2004, the Company made 401(k) matching contributions to Messrs. Blatz and Smith of $1,600 and $2,000, respectively.
(9)	At December 31, 2003, based upon the market price of $19.95 for the Company’s common stock on such date, (a) Mr. Considine held an aggregate of 18,204 shares of restricted stock with a value of $363,000, (b) Mr. Blatz held an aggregate of 65,876 shares of restricted stock with a value of $1,314,000 and (c) Mr. Smith held an aggregate of 33,433 shares of restricted stock with a value of $667,000.

The following tables set forth certain information regarding stock options granted to the Named Executive Officers during 2003:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/sh)(1)	Expiration Date	Grant Date Present Value ($)(3)
Terry Considine	12,346	(2)	23%	$14.39	2/5/2013	$10,000
Robert G. Blatz	12,346	(2)	23%	14.39	2/5/2013	10,000
Shannon E. Smith	12,346	(2)	23%	14.39	2/5/2013	10,000

(1)	The exercise price is equal to the fair market value of the Company’s common stock on the date of grant.
(2)	On February 5, 2003, Messrs. Considine, Blatz and Smith received stock options to purchase 12,346 shares of the Company’s common stock under the 1998 Stock Incentive Plan. The options vest in four equal annual installments beginning on the first anniversary of the date of grant
(3)	The estimated present value at grant date of option grants in 2003 has been calculated using the Black-Scholes option pricing model based on the following assumptions: an estimated time until exercise of 8 years, a volatility of 0.18, a risk-free interest rate of 3.55% and a dividend yield of 6.95%. The real value of these options depends on the actual performance of the Company’s common stock during the applicable period and upon when options are exercised. No gain to the optionee is possible without an increase in the share price, which would benefit all stockholders as well.

The following table sets forth the number and value of unexercised options held by each Named Executive Officer as of December 31, 2003. None of the Named Executive Officers exercised any options during 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-end (#) Exercisable/ Unexercisable	Value of Unexercised In-the- Money Options at Fiscal Year-end ($) Exercisable/ Unexercisable (1)
Terry Considine	—	—	550,000/12,346	$1,990,000/69,000
Robert G. Blatz	—	—	40,000/12,346	$278,000/69,000
Shannon E. Smith	—	—	26,667/25,679	$286,000/186,000

(1)	The value of in-the-money options is calculated by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the closing price of the Company’s common stock at December 31, 2003 and (ii) the option exercise price.

The following table sets forth each award made to a Named Executive Officer in 2003 under a long-term incentive plan:

LONG-TERM INCENTIVE PLANS – AWARDS IN LAST FISCAL YEAR

Name	Number of Shares (#)		Performance or Other Period Until Maturation or Payout	Threshold ($ or #)(4)	Target ($ or #)	Maximum ($ or #)
Terry Considine	5,000	(1)	December 31, 2005	10 shares	5,000 shares	5,000
Robert G. Blatz	30,000	(2)	December 31, 2005	60 shares	30,000 shares	30,000
Shannon E. Smith	15,000	(3)	December 31, 2005	30 shares	15,000 shares	15,000

1)	On May 6, 2003, Mr. Considine was awarded 5,000 HPS shares. The HPS shares were granted under the terms of the Company’s 1998 Stock Incentive Plan. The HPS shares vest, if at all, on December 31, 2005, based upon the extent that the total return realized by stockholders exceeds the ten-year average total return of the Equity REIT Index, as reported by the NAREIT. The total return for the Company is measured over a three-year period that begins on January 1, 2003 and ends on December 31, 2005. For the HPS shares to fully vest on December 31, 2005, the total return over the three-year period must exceed the Equity REIT Index total return by 5%. The Equity REIT Index total return was 10.53% for the period ending December 31, 2002; as such, in order for the HPS shares to fully vest, the actual total return over the three years is required to be 15.53%. If the actual total return for the three-year period is between 10.53% and 15.53%, then a ratable portion of the shares would vest. To the extent that such shares are not vested as of December 31, 2005, such shares, but none of the dividends, are forfeited and returned to the Company.
2)	On May 6, 2003, Mr. Blatz was awarded 30,000 HPS shares with the same terms as those for Mr. Considine’s award.
3)	On May 6, 2003, Mr. Smith was awarded 15,000 HPS shares with the same terms as those for Mr. Considine’s award.
4)	Assumed actual total return for the Company over the three-year period is equal to 10.54%. If the actual total return for the three-year period is between 10.53% and 15.53%, then a ratable portion of the awards will vest. No HPS shares will vest if the actual total return for the Company over the three-year period is less than or equal to 10.53%, in which case, the HPS shares will be forfeited and returned to the Company; however, the executives will retain the dividends.

Compensation of Directors

During 2003, our non-employee directors received an annual fee of 2,085 shares of the Company’s common stock. The Company also paid a fee of $300 for attendance at each meeting of the Board of Directors, and $300 for each meeting of any committee thereof. Compensation for the non-employee directors in 2004 is an annual fee of 1,512 shares of the Company’s common stock, which shares were issued in February 2004, a fee of $300 for attendance at each meeting of the Board of Directors, and a fee of $300 for each meeting of any committee thereof.

Under the 1998 Stock Incentive Plan, all of our non-employee directors are eligible to receive annual grants of market-price options to acquire 2,800 shares of the Company’s common stock on the date of each annual stockholders meeting. These options will be immediately exercisable upon grant and have a term of ten years. The grants may be modified after further review by the Company. In February 2004, at the annual compensation meeting, the Board of Directors voted to not compensate the non-employee directors with stock options and to forego the options issued at the time of the annual meeting.

Employment Contracts, Termination of Employment and Change–in-Control Arrangements

The Company does not have employment contracts, termination of employment or change-in-control arrangements with any of the Named Executive Officers.

Compensation Committee Interlocks and Insider Participation

During 2003, Messrs. Benson, Sheets, and Rhodes served on the Compensation Committee. Mr. Considine served as Chairman of the Board and Chief Executive Officer of the Company and Mr. Rhodes served as Vice Chairman of the Board of the Company. Mr. Considine is Chairman of the Board and Chief Executive Officer of AIMCO and Mr. Rhodes serves on the board of directors and on the compensation, audit, and nominating committees of AIMCO.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

Messrs. Benson, Sheets, and Rhodes, all of whom are not members of management, constitute the Compensation Committee of the Board of Directors. The Compensation Committee determines the compensation of the Chief Executive Officer; reviews compensation of other corporate officers and senior management; reviews the general compensation and benefit practices of the Company; and administers the Company’s stock option and other stock related plans.

In making its determinations and reviews, the committee considers various factors: the alignment of management financial awards with stockholder objectives for total return (dividend income plus share price appreciation); reasonability of compensation in consideration of all the facts, including total return, the size and complexity of the Company, and practices of other real estate investment trusts (“REITs”); and recruitment and retention of the Company’s management.

Compensation of senior management, excluding the Chief Executive Officer, is comprised of base compensation, bonus compensation and long term incentive compensation (collectively, “Total Compensation”). It is Company policy to set base compensation at or below the median paid by comparable companies to executive officers with comparable responsibilities; to utilize bonus compensation with a mixture of cash and stock options and/or restricted stock to compensate specific accomplishments and, in combination with base compensation, to provide compensation comparable to the median paid to industry peers with comparable responsibilities; and to award long term incentive compensation (which is a mixture of stock options and restricted stock) at levels dependent upon the Company’s performance. In years when the Company’s financial performance is superior to its peer group, (manufactured housing REITs), it is Company policy to set total compensation at levels which reward such performance. If Company performance is not superior to the peer group, it is Company policy to maintain aggregate total compensation of senior management at levels equal to or below the median level of the peer group, balanced by individual performance. The comparable companies reviewed by the Compensation Committee are among those included in the Morgan Stanley REIT Index and peer group indices used in the stock price performance graph on page 19 of this Proxy Statement. Among the factors considered by the Compensation Committee, in addition to total return, are various metrics of the Company measured against the peer group, such as adjusted funds from operations, and the scale of the business. The Chief Executive Officer is compensated in an amount determined by the Compensation Committee to be appropriate in consideration of all facts and circumstances.

Base Compensation. The Compensation Committee determined 2003 base compensation for the Chief Executive Officer; reviewed and approved 2003 base compensation for other senior management based upon the recommendation of the Chief Executive Officer and President; and considered such 2003 base compensation reasonable and in line with Company policy. Mr. Considine waived any base pay for 2003.

Bonus and Long Term Incentive Compensation. In awarding bonus and long term incentive compensation for 2003, the Compensation Committee considered, among other things, that:

■	adjusted funds from operations and funds from operations per share increased to $1.34 and $1.45 respectively, an increase of 19.6% and 19.0% respectively over the prior year’s results. The annual dividend of $1.00 per share was maintained;

■	the Company’s 2003 total return of 50.3% was greater than that of the Morgan Stanley REIT Index, which had a return of 36.7%, and also greater than that of the Manufactured Housing REIT peer group, which had a return of 25.9%;

■	the Company increased its leasing of previously unleased home sites from 236 in 2001 and 307 in 2002, to 397 in 2003;

■	same store net operating income growth was 11.1%; and

■	development of new subdivisions and new facilities at the Company’s Savanna Club and Riverside communities continued.

Reviewing the Company’s accomplishments and financial performance during 2003, the Compensation Committee determined that the company had outperformed in regard to its goals and benchmarks. Thus, the Compensation Committee approved total compensation to Mr. Considine as follows:

Base Compensation	Bonus Compensation	Long Term Incentive Compensation	Total Compensation
—	$175,000	$175,000	$350,000

Mr. Considine’s total compensation was comprised of $175,000 in cash, $158,000 of restricted stock and 10,000 options to acquire the Company’s common stock at $19.84 per share. Restricted stock was valued at $19.84 per share, which is also the exercise price for options granted that day. This was the closing price of the Company’s common stock on February 5, 2004, the day the stock and options were awarded. The Compensation Committee valued the options at $1.68 per underlying share, consistent with the approach and using parameters defined in Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

Date: March 23, 2004	BRUCE D. BENSON (CHAIRMAN)
TODD W. SHEETS
THOMAS L. RHODES

The above report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 193 3(the “Securities Act”) or the Exchange Act except to the extent that the Company specifically incorporates the same by reference.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2003 Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. A written charter approved by the Board of Directors governs the Audit Committee.

The Audit Committee reviewed with the Company’s management and the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee has also discussed with the independent auditors the matters required to be discussed pursuant to Statement of Accounting Standards No. 61, “Codification of Statements on Auditing Standards, Communication with Audit Committees.” In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1, relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management and has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held eight meetings during fiscal year 2003.

Each of the Audit Committee members has represented that they do not have a relationship with the Company that might interfere with exercise of his independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the 2003 Form 10-K for filing with the SEC.

Date: March 23, 2004	Todd W. Sheets (Chairman)
Bruce D. Benson
Thomas L. Rhodes

The above report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

PERFORMANCE GRAPH

The following graph compares the change in the cumulative total return of the Company’s common stock for the period from December 31, 1998 through December 31, 2003 with (1) the cumulative total return of the Standard & Poor’s 500 Stock Index and (2) a peer group consisting of Chateau Communities, Inc., Sun Communities, Inc. and Manufactured Home Communities, Inc., each a company in the manufactured home community business.

The following graph was prepared based on the following assumptions: (1) an initial investment of $100 was invested at the close of business on December 31, 1998 in (a) common stock of the Company; (b) stock of the companies in the Standard & Poor’s 500 Index; and (c) stock of the companies in our peer group index; and (2) all dividends received were reinvested. The stock price performance shown on the following graph is not necessarily indicative of future price performance.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
American Land Lease, Inc.	100.00	93.70	90.79	130.56	150.56	226.24
S&P 500	100.00	121.11	110.34	97.32	75.75	97.40
American Land Lease 2002 Peer Group	100.00	96.11	119.70	133.88	126.08	159.86
SNL Manufactured Homes REITs	100.00	95.81	116.31	132.21	126.83	162.79

This performance graph shall not be incorporated into any filings by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The table below sets forth, as of April 8, 2004 the number of shares of our common stock beneficially owned by (1) each person known by the Company to be a beneficial owner of more than 5% of our common stock; (2) all directors, individually, and each executive officer that holds our common stock, individually; and (3) all of our directors and executive officers as a group, which information was furnished in part by each such person.

Name of Beneficial Owner (1)	Number of Shares of Common Stock(2)	Percentage of Common Stock Outstanding(3)	Number of Partnership Units(4)	Percentage Ownership of the Company(5)
Terry Considine (6)	927,940	12.0%	290,096	14.0%
Thomas L. Rhodes (7)	242,336	3.3%	170,979	5.0%
Bruce E. Moore (8)	344,188	4.6%	25,355	4.4%
Bruce D. Benson (9)	154,737	2.1%	81,928	2.9%
Robert G. Blatz (10)	209,099	2.9%	—	2.6%
Shannon E. Smith(11)	149,880	2.1%	—	1.8%
Todd W. Sheets (12)	61,997	*	—	*
The Wilder Corporation of Delaware(13)	601,891	8.4%	—	7.6%
Third Avenue Management, LLC(14)	442,508	6.2%	—	5.4%
All directors and executive officers as a group (7 persons)	2,090,177	24.8%	568,358	28.3%

*	Denotes ownership of less than 1% of the outstanding shares of the Company’s common stock.

(1)	Includes, where applicable, shares owned by such person’s minor children and spouse and by other related individuals and entities. Unless otherwise indicated, such person has sole voting and investment power as to the shares listed and such person’s address is 29399 U.S. Hwy 19, North, Suite 320, Clearwater, Florida 33761. Excludes units of limited partnership of Asset Investors Operating Partnership (“OP Units”) that are not redeemable within 60 days.
(2)	Excludes shares of common stock issuable upon redemption of OP Units.
(3)	Represents the number of shares of common stock beneficially owned by each person divided by the total number of shares of common stock outstanding. Any shares of common stock which may be deemed to be beneficially owned by that person and are deemed outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by that person, but not any other person. At April 8, 2004, 7,212,806 shares, excluding OP Units, were outstanding.
(4)	Through wholly owned subsidiaries, the Company acts as general partner of, and, as of April 8, 2004, holds approximately 88% of the interests in the Asset Investors Operating Partnership. After a one-year holding period, OP Units may be tendered for redemption and, upon tender, may be acquired by the Company for shares of common stock at an exchange ratio of one share of common stock for each OP Unit (subject to adjustment). If all OP Units were acquired by the Company for common stock, these shares of common stock would constitute approximately 13.2% of the then outstanding shares of Common Stock.
(5)	Represents the number of shares of common stock beneficially owned, divided by the total number of shares of common stock outstanding, assuming that all 949,403 OP Units outstanding at April 8, 2004 are redeemed in exchange for shares of common stock (notwithstanding any holding period requirements).
(6)	Includes 27,765 OP Units redeemable within 60 days, and 242,197 shares held by Titahotwo Limited Partnership, RLLLP, a registered limited liability limited partnership in which Mr. Considine serves as a general partner and owns a 1% interest and 81,078 shares held by Considine Family Foundation, a non-profit foundation in which Mr. Considine disclaims any beneficial interest. Includes 553,086 exercisable options to acquire common stock held by Titaho Limited Partnership, RLLLP, a registered limited liability limited partnership in which Mr. Considine’s brother is the trustee for the sole general partner and for which Mr. Considine disclaims beneficial ownership.

(7)	Includes 158,400 options to acquire common stock exercisable and 170,979 OP Units redeemable within 60 days.
(8)	Includes 8,721 shares held by Brandywine Real Estate Management Services Corporation, an entity in which Mr. Moore owns a 50% interest, 302,800 options to acquire common stock exercisable and 25,355 OP Units redeemable within 60 days.
(9)	Includes 70,112 options to acquire common stock exercisable and 81,928 OP Units redeemable within 60 days.
(10)	Includes 43,086 options to acquire common stock exercisable within 60 days.
(11)	Includes 43,086 options to acquire common stock exercisable within 60 days.
(12)	Includes 58,400 options to acquire common stock exercisable within 60 days.
(13)	Wilder Corporation is located at 3000 Gulf-to-Bay Blvd., 6th Floor, Clearwater, FL 34659
(14)	Third Avenue Management LLC is located at 622 Third Avenue New York, NY 10017

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2003, the total number of securities to be issued pursuant to outstanding awards under our equity compensation plans, the weighted average exercise price of the outstanding awards, and the number of securities available for future grant under our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities subject to outstanding options)
Equity compensation plans approved by security holders	1,366,734	$16.02	1,633,266
Equity compensation plans not approved by security holders	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Officer Stock Loans

In previous years, the Company had provided loans to three of its executive officers in an amount equal to the total cash required to purchase common stock of the Company at the then prevailing market prices. These loans have a 10-year maturity, are 25% recourse to the executive officer, bear interest at 7.5% and are secured by the stock acquired with the proceeds from the loan. During the year ended December 31, 2002, an officer who had separated from the Company repaid the balance due in full in accordance with the terms of the loan. As of December 31, 2003, the total balance outstanding on loans made to Mr. Blatz and Mr. Smith secured by Company common stock was $799,000 and principal and interest payments made on these obligations during the years ended December 31, 2003 was $112,000. The loans are current with respect to principal and interest. In compliance with current regulations, the Company has not provided or modified loans to executive officers since January 2, 2001.

Transactions with Brandywine

During 2002 and 2001, Brandywine provided back office support to both the Company’s communities and the Company’s corporate office located in Florida. Mr. Moore, a director of the Company, is an owner and officer of Brandywine. Brandywine received fees of $0, $90,000 and $359,000, respectively, for services provided in 2003, 2002 and 2001. Effective March 31, 2002, Brandywine’s services to the Company were terminated.

See also “Compensation Committee Interlocks and Insider Participation.”

COMPANY’S RELATIONSHIP WITH INDEPENDENT AUDITORS

Our Board of Directors appointed the firm of Ernst & Young LLP to audit the financial statements of the Company through December 31, 2003. A representative of Ernst & Young LLP is expected to be present at the annual meeting and available to respond to appropriate questions. Ernst & Young LLP has indicated that it will not make a statement, although an opportunity for a statement will be provided.

The aggregate fees billed for services rendered by Ernst & Young LLP during the years ended December 31, 2003 and 2002 are as follows:

Audit Fees

Fees for audit services totaled approximately $175,000 in 2003 and approximately $160,000 in 2002. These amounts include fees associated with the annual audit of the financial statements of the Company. Fees for audit services also include fees for the reviews of the Company’s Quarterly Reports on Form 10-Q, registration statements filed with the SEC, other SEC filings, and consents.

Audit-Related Fees

Fees for audit-related services totaled approximately $23,000 in 2003 and approximately $30,000 in 2002. Audit-related services principally include due diligence in connection with acquisitions and accounting consultations.

Tax Fees

Fees for tax services, including tax compliance services, tax advice and tax planning totaled approximately $87,000 in 2003 and $176,000 in 2002.

All Other Fees

Fees for all other services not included above totaled approximately $0 in 2003 and $27,000 in 2002, principally consisting of real estate advisory services. There were no fees billed or incurred in 2003 or 2002 related to financial information systems design and implementation. The Audit Committee has considered whether the provision of these other services by Ernst & Young LLP is compatible with maintaining auditor independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

On November 5, 2003, the Audit Committee adopted the Audit and Non-Audit Services Pre-Approval Policy (the “Pre-approval Policy”). The Pre-approval Policy describes the Audit, Audit-related, Tax and Other Permitted services that have the general pre-approval of the Audit Committee, typically subject to a dollar limit of $10,000. The term of any general pre-approval is generally twelve (12) months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. At least annually, the Audit Committee will review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. In accordance with this review, the Audit Committee may add to or subtract from the list of general pre-approved services or modify the permissible dollar limit associated with pre-approvals. As set forth in the Pre-approval Policy, unless a type of service has received general pre-approval and is anticipated to be within the dollar limit associated with the general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor will necessarily be determinative. For the year ended December 31, 2003, 8% of the total fees paid to the independent auditor were not pre-approved in accordance with the de minimis provisions of the Pre-approval Policy.

OTHER MATTERS

We know of no matters to be brought before the annual meeting other than as set forth herein. However, if any such other matters are properly presented to the stockholders for action at the annual meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

STOCKHOLDER PROPOSALS TO BE INCLUDED

IN THE 2005 PROXY STATEMENT

Pursuant to Rule 14a-8 under the Exchange Act, any holder of at least $2,000 in market value of common stock of the Company who has held such securities for at least one year and who desires to have a proposal presented in the Company’s proxy material for use in connection with the 2005 Annual Meeting of Stockholders must transmit that proposal (along with his or her name, address, the number of shares of common stock that he or she holds of record or beneficially, the dates upon which the shares of common stock were acquired, documentary support for a claim of beneficial ownership and a statement of willingness to hold such common stock through the date of the 2005 Annual Meeting of Stockholders) in writing as set forth below. Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company’s Secretary at 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761 on or before December 15, 2004. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, the Secretary of the Company must receive such proposals at the above address by March 28, 2005. In accordance with the Company’s bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted not later than March 28, 2005 and not earlier than February 26, 2005.

BY ORDER OF THE BOARD OF DIRECTORS,

Terry Considine

Chairman of the Board and

Chief Executive Officer

April 14, 2004

Appendix 1

CHARTER

OF THE

AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS OF

AMERICAN LAND LEASE, INC.

AS ADOPTED BY THE BOARD

ON October 29, 2002

I.    PURPOSE OF THE COMMITTEE

The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries, including, without limitation, (a) assisting the Board’s oversight of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the Corporation’s independent auditor’s qualifications and independence, and (iv) the performance of the Corporation’s independent auditors and the Corporation’s internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

II.    COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the “NYSE”). Director’s fees (including any additional amounts paid to chairs of committees and to members of committees that spend significant time and effort to fulfill their responsibilities) are the only compensation a member of the Committee may receive from the Corporation.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation’s annual proxy statement. No director may serve as chairperson or as a voting member of the Committee if such director is a beneficial owner of 20% or more of the Corporation’s voting stock (or is a general partner, controlling shareholder or officer of such a beneficial owner), but such a director may serve as a nonvoting member of the Committee.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson. The chairperson of the Committee shall have “accounting or related financial management expertise,” as such qualifications are interpreted by the Board in its business judgment.

III.    MEETINGS OF THE COMMITTEE

The Committee shall meet once every fiscal quarter or more frequently as is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately at least quarterly with (i) management, (ii) the director of the Corporation’s internal auditing department or other person responsible for the internal audit function and (iii) the Corporation’s outside auditors to discuss any matters that the Committee or any of the above persons or firms believe should be discussed privately.

The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

IV.    DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

(a) Select, in its sole discretion (subject, if applicable, to shareholder ratification), the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

(b) Review and, in its sole discretion, approve the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all significant non-audit engagements and relationships between the Corporation and such auditors (which approval should be made after receiving input from the Corporation’s management);

(c) Review the performance of the Corporation’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

(d) Obtain at least annually from the Corporation’s independent auditors and review a report describing:

(i) the independent auditors’ internal quality-control procedures;

(ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(iii) all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category);

(e) Oversee the independence of the Corporation’s independent auditors by, among other things:

(i) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors’ independence; and

(ii) considering whether there should be a regular rotation of the lead audit partner of the then current independent auditors or of the audit firm itself;

(f) Instruct the Corporation’s independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee is responsible for the selection (subject, if applicable, to shareholder ratification), evaluation and termination of the Corporation’s independent auditors;

(g) Review and accept, if appropriate, the annual audit plan of the Corporation’s independent auditors, including the scope of audit activities, and monitor such plan’s progress and results during the year;

(h) Review the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors;

(i) Review with management, the Corporation’s independent auditors and, if appropriate, the director of the Corporation’s internal auditing department, the following things:

(i) the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and any major issues related thereto;

(ii) such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

(iii) major issues regarding accounting principles, including any significant changes in the Corporation’s selection or application of accounting principles and any analyses prepared by management and/or the outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative Generally Accepted Accounting Principles (“GAAP”) methods on the Corporation’s financial statements; and

(iv) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

(j) Review on a regular basis with the Corporation’s independent auditors any difficulties encountered by the independent auditors in the course of any audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

(i) any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(ii) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

(iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Corporation;

(k) Confirm that the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation’s independent auditors;

(l) Review the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures, including the responsibilities, budget and staffing of the Corporation’s internal audit function, through inquiry and discussions with the Corporation’s independent auditors and management of the Corporation;

(m) Review with management the Corporation’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

(n) Receive periodic reports from the Corporation’s independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

(o) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditors, the Corporation’s internal auditing department and management, including providing such parties with appropriate opportunities to meet privately with the Committee;

(p) Review the Corporation’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies;

(q) Establish clear hiring policies by the Corporation for employees or former employees of the Corporation’s independent auditors;

(r) Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation assess and manage the Corporation’s exposure to risk, as well as the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(s) Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

(t) Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement;

(u) Review the Corporation’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation’s independent auditors;

(v) Review the Corporation’s program to monitor compliance with the Corporation’s Code of Conduct, and meet periodically with the Corporation’s Compliance Officer to discuss compliance with the Code of Conduct;

(w) Obtain from the Corporation’s independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

(x) Secure independent expert advice, including retaining with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities;

(y) Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function;

(z) Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee’s charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report; and

(aa) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

*  *  *

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations and its Code of Conduct.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation.

*************

Appendix 2

CHARTER OF THE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS OF AMERICAN LAND LEASE

ADOPTED AS OF FEBRUARY 5, 2004

I.  PURPOSE OF THE COMMITTEE

The purposes of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of American Land Lease (the “Corporation”) shall be to identify and to recommend to the Board individuals qualified to serve as directors of the Corporation and on committees of the Board; to advise the Board with respect to the Board composition, procedures and committees; to develop and recommend to the Board a set of corporate governance principles applicable to the Corporation; and to oversee the evaluation of the Board and the Chief Executive Officer and to advise the Chief Executive Officer as to the process of evaluation of the Corporation’s management.

II.  COMPOSITION OF THE COMMITTEE

The Committee shall consist of all independent directors and shall number three or more, as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the “NYSE”), and any additional requirements that the Board deems appropriate.

The chairman of the Committee shall be designated by the Board.

Any vacancy on the Committee shall be filled by action of the Board. No member of the Committee shall be removed except by action of the Board.

III.  MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

IV.  DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.  Board Candidates and Nominees

The Committee shall have the following duties and responsibilities with respect to Board candidates and nominees:

(a)    To assist in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board, including persons suggested by stockholders or others. To review the background and qualifications of individuals being considered as director candidates. Among the qualifications considered in the selection of candidates, the Committee shall look at the following attributes and criteria of candidates: experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board.

(b)    To recommend to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Corporation, which recommendations shall be consistent with the criteria for selecting directors established by the Board from time to time.

(c)    To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

B.  Board Composition and Procedures

The Committee shall have the following duties and responsibilities with respect to the composition and procedures of the Board as a whole:

(a)    To review annually with the Board the composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills and expertise required for the Board as a whole and contains at least the minimum number of independent directors required by the NYSE.

(b)    To review periodically the size of the Board and to recommend to the Board any appropriate changes.

(c)    To make recommendations on the frequency and structure of Board meetings.

(d)    To make recommendations concerning any other aspect of the procedures of the Board that the Committee considers warranted, including but not limited to procedures with respect to the waiver by the Board of any Corporation rule, guideline, procedure or corporate governance principle.

C.  Board Committees

The Committee shall have the following duties and responsibilities with respect to the committee structure of the Board:

(a)    To monitor the functioning of the committees of the Board and to make recommendations for any changes, including the creation and elimination of committees.

(b)    To review annually committee chairmanships and to report any recommendations to the Board.

(d)    To recommend that the Board establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise. The Committee’s power to make such a recommendation under this Charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

D.  Corporate Governance

The Committee shall have the following duties and responsibilities with respect to corporate governance:

(a)    To develop and review periodically, and at least annually, the corporate governance principles adopted by the Board to assure that they are appropriate for the Corporation and comply with the requirements of the NYSE, and to recommend any desirable changes to the Board.

(b)    To consider any other corporate governance issues that arise from time to time, and to develop appropriate recommendations for the Board.

E.  Evaluation of the Board and Chief Executive Officer

The Committee shall have the following duties and responsibilities with respect to evaluation of the Board and management:

(a)    The Committee shall be responsible for overseeing the evaluation of the Board as a whole and the Chief Executive Officer and shall evaluate and report to the Board on the performance and effectiveness of the Board. The Committee shall establish procedures to allow it to exercise this oversight function.

V.  EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Corporation’s or the Board’s policies or procedures.

VI.  INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Corporation.

*    *    *

While the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or state law.

AMERICAN LAND LEASE, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 27, 2004

AMERICAN LAND LEASE, INC. proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 27, 2004.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Terry Considine, Thomas L. Rhodes and Robert G. Blatz, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements thereof.

See reverse for voting instructions.

The undersigned hereby appoints Terry Considine, Thomas L. Rhodes and Robert G. Blatz, jointly and severally, proxies with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of American Land Lease, Inc. held of record by the undersigned on April 7, 2004, at the Annual Meeting of Stockholders to be held on May 27, 2004 and any adjournments or postponements thereof.

Please detach here

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

1. Election of Class II directors: 01 Terry Considine 02 Bruce D. Benson

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2004.

3. To authorize the granting of high performance stock awards pursuant to the 1998 Stock Incentive Plan; and

4. To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

h Vote FOR all nominees h Vote WITHHELD

(except as marked) from all nominees

h For h Against h Abstain

h For h Against h Abstain

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the Annual Meeting and any adjournments or postponements thereof.

Address Change? Mark Box h Indicate changes below: Date

Signature(s) in Box

Please sign EXACTLY as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. All joint owners should sign. If a corporation, sign in full corporate name by an authorized officer. If in a partnership, sign in partnership name by an authorized person.